UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2008 (September 15, 2008)

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

In accordance with General Instruction B.2. of Form 8-K, the information presented under Items 2.02 and 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.02

Results of Operations and Financial Condition.

On September 15, 2008, Synthesis Energy Systems, Inc. (the “Company”) issued an earnings release announcing its financial results for the fiscal fourth quarter and fiscal year ended June 30, 2008. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01

Regulation FD Disclosure.

On September 15, 2008, the Company announced the commencement of a feasibility study to explore the development of a coal-based gasification facility at the proposed Otter Creek Mine in North Dakota of The North American Coal Corporation, a subsidiary of NACCO Industries, Inc.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01

Other Events

On September 15, 2008, the Company announced the commencement of a feasibility study to explore the development of a coal-based gasification facility at the proposed Otter Creek Mine in North Dakota of The North American Coal Corporation, a subsidiary of NACCO Industries, Inc.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of business acquired

None.

(b)

Pro Forma Financial Information

None.

(c)

Shell Company Transactions

None.

(d)

Exhibits

99.1

Press release dated September 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: September 22, 2008	/s/ Timothy E. Vail
Timothy E. Vail
President and Chief Executive Officer

Exhibit Index

99.1

Press release dated September 15, 2008.